Exhibit 5.1

Oficina principal /

Main office:

PH ARIFA, piso 10, Boulevard Oeste

Santa Maria Business District

Apartado 0816-01098

Panamá, República de Panamá

Tel.: +507 205-7000

Fax: +507 205-7001 / 02

E-mail: panama@arifa.com

www.arifa.com

January 24, 2018

McDermott International, Inc.

4424 West Sam Houston Parkway North

Houston, Texas 77041

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-4 (the “Registration Statement”) filed by McDermott International, Inc., a Panamanian corporation (“McDermott”), with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of shares of common stock, par value $1.00 per share, of McDermott (the “Shares”) to be issued in connection with the Business Combination Agreement (the “Business Combination Agreement”), dated December 18, 2017, to which McDermott and Chicago Bridge & Iron Company N.V., a public company with limited liability incorporated under the laws of the Netherlands (“CB&I”), are parties. At your request, this opinion letter (this “Opinion”) is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your Panamanian counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of: McDermott’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws, each as amended to date (the “Charter Documents”); the Registration Statement and the documents incorporated by reference therein; the Business Combination Agreement; the McDermott Reverse Stock Split Articles Amendment Resolution (as described in the Registration Statement); the McDermott Authorized Capital Articles Amendment Resolution (as described in the Registration Statement); the corporate records of McDermott; certificates of public officials and of representatives of McDermott; statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving the opinions set forth herein, we have relied, to the extent we deemed appropriate, with respect to factual matters, upon certificates, statements or other representations of officers or other representatives of McDermott and of public officials, and we have assumed, without independent investigation,

Panama   ●   London   ●   Luxembourg   ●   Geneva   ●   Hong Kong   ●   British Virgin Islands   ●   Belize   ●   Uruguay

that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic. In connection with the opinions set forth herein, we have assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(b) the issuance of the Shares and either the McDermott Reverse Stock Split Amendment Resolution or the McDermott Authorized Capital Articles Amendment Resolution will have been approved by the Stockholders of McDermott;

(c) all Shares will be offered, issued and exchanged in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement;

(d) all Shares will be delivered in accordance with the Registration Statement and the Business Combination Agreement; and

(e) certificates representing the Shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the register of McDermott, in accordance with the provisions of the Charter Documents.

On the basis of and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. McDermott is a corporation duly incorporated and validly existing in good standing under the laws of the Republic of Panama.

2. The Shares, when issued in accordance with the terms of the Business Combination Agreement, will be duly authorized and validly issued and will be fully paid and non-assessable.

3. The courts of the Republic of Panama will enforce judgments of United States courts in actions against McDermott obtained in such courts predicated on the civil liability provisions of the United States federal securities laws, provided: (i) any such judgment is approved by the Supreme Court of Panama; (ii) such foreign court grants reciprocity to the enforcement of judgments of courts of Panama; (iii) the party against whom the judgment was rendered, or its agent, was personally served in such action within such foreign jurisdiction; (iv) the judgment arises out of a personal action against the defendant; (v) the obligation in respect of which the judgment was rendered is lawful in Panama and does not contradict the public policy of Panama; (vi) the judgment is properly authenticated by diplomatic or consular officers of Panama or by an Apostille pursuant to the 1961 Hague Convention

Abolishing the Requirement of Legalization of Foreign Public Documents; and (vii) a copy of the final judgment is translated into Spanish by a licensed translator in Panama.

4. The courts of the Republic of Panama will not impose, in original actions, liabilities against McDermott predicated solely on the United States federal securities laws.

We limit the opinions we express above in all respects to matters of the laws of the Republic of Panama as in effect on the date hereof. This opinion is to be governed by and construed in accordance with the laws of the Republic of Panama and is limited to, and is given on the basis of, current practice in Panama.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the use of our name under the headings “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose written consent Section 7 of the Act requires to be filed.

Very truly yours,

ARIAS, FABREGA & FABREGA

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